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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report
                                  July 23, 1998



                          WESTERN WIRELESS CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                   Washington
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)




         000-28160                                        91-1638901
  ------------------------                     ---------------------------------
  (Commission File Number)                     (IRS Employer Identification No.)



                         3650 131st Avenue SE, Suite 400
                               Bellevue, WA 98006
                    ----------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (425) 586-8700
                                                           --------------



                             2001 NW Sammamish Road
                               Issaquah, WA 98027
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

On July 23, 1998, Western Wireless Corporation issued the following press release:


FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Investment Community:                              Media:
Ken Prussing                                       John Snyder
Western Wireless Corporation                       The Snyder Buscher Group
(425) 586-8072                                     (206) 652-9704
ken.prussing@wwireless.com                         jsnyder@sbgir.com

              WESTERN WIRELESS REPORTS SECOND QUARTER 1998 RESULTS
             - WIRELESS SUBSCRIBERS INCREASE 71 PERCENT OVER 1997 -
         - CONTINUED POSITIVE CONSOLIDATED EBITDA IN THE SECOND QUARTER-


    BELLEVUE, Wash. (July 23, 1998) -- Western Wireless Corporation (NASDAQ:
WWCA), a leading provider of cellular and personal communications services
(PCS), announced today its financial and operating results for the second quarter ended June 30, 1998.

    "Western Wireless had a terrific second quarter" said John Stanton, chairman and chief executive officer of Western Wireless. "While adding over 84,000 new customers, the largest increase in subscribers in our history, for the second quarter in a row the company had positive EBITDA (operating income before depreciation and amortization) on a consolidated basis. Our Cellular One(R) business grew rapidly and continued to generate free cash flow (EBITDA less capital expenditures) while providing high quality wireless service to the people we serve in rural America. We accelerated growth in subscribers in our VoiceStream(R) PCS systems while at the same time we reduced our costs of serving customers. During 1996 and 1997 we built the foundation for our VoiceStream business, focusing on building high quality technical and customer support systems. In 1998 we are seeing the benefit of those efforts."

    "On the international front," Stanton continued, "Western Wireless made great progress in all our markets, launching service in Iceland in May and announcing in June that our partnership had been awarded a license to provide wireless service in Ireland. The government of Ireland awarded the DCS-1800/GSM 900 mobile communications license to our partnership through a competitive evaluation process."

CONSOLIDATED FINANCIAL RESULTS


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    For the second quarter ended June 30, 1998, Western Wireless had 795,900 total wireless subscribers, a 71.4 percent increase over the second quarter of 1997. The company reported total revenues of $134.9 million for the quarter, up
48.8 percent over the same quarter a year ago. Consolidated EBITDA was $5.7 million for the second quarter of 1998. The company had a net loss of $53.0 million, a basic loss of $0.70 per share for the quarter, down from a loss of $70.0 million, and a basic loss of $1.00 per share for the second quarter of 1997.

    The company reported total revenues of $255.4 million for the six months ended June 30, 1998, a 57.5 percent increase over the same period in 1997. Consolidated EBITDA was $11.0 million for the six months ended June 30, 1998. Net loss was $117.2 million, a basic loss of $1.55 per share for the six months ended June 30, 1998, down from a loss of $125.2 million, a basic loss of $1.79 per share for the same period in 1997.

CELLULAR AND PCS SUMMARIES

    For the quarter ended June 30, 1998, ending cellular subscribers were 583,300, a 49.6 percent increase over the same quarter in 1997. Cellular net additions were 36,200 for the quarter. Cellular service revenues for the second quarter of 1998 increased 38.4 percent from the same quarter a year ago to $95.2 million. Cellular EBITDA for the quarter was $35.9 million, a 43.6 percent increase over the same quarter in 1997. Cellular free cash flow was $26.6 million for the second quarter, a 88.0 percent increase over the $14.1 million free cash flow in the second quarter of 1997.

    For the six months ended June 30, 1998, cellular net additions were 63,300. Cellular service revenues for the same period were $183.0 million, a 45.2 percent increase over the six months ended June 30, 1997. For the six months ended June 30, 1998, cellular EBITDA was $69.5 million, a 63.0 percent increase over the same period a year ago. Cellular free cash flow for the six months ended June 30, 1998, was $49.9 million, a 244.4 percent increase over the same period in 1997.

    At the end of the second quarter 1998, Western Wireless had 212,600 VoiceStream PCS subscribers, an increase of 185.8 percent over the 74,400 in the same quarter of 1997. VoiceStream PCS net additions were 48,000 for the quarter, a 89.0 percent increase over the second quarter of 1997. PCS service revenues were $27.5 million for the quarter compared to $12.5 million for the second quarter of 1997, an increase of 120.0 percent. For the six months ended June 30, 1998, the company had 84,000 VoiceStream PCS net additions. VoiceStream


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PCS service revenues for the same period were $50.3 million, a 153.9 percent increase over the six months ended June 30, 1997.

    Based in Bellevue, Wash., Western Wireless Corp. is a leading provider of wireless communications services in the western United States. It currently offers cellular service marketed under the Cellular One name in 17 western states. Marketed under the VoiceStream Wireless name, Western Wireless provides PCS service using the globally dominant GSM technology in seven U.S. metropolitan markets. In addition, Western Wireless owns PCS licenses for 96 markets obtained through the Federal Communications Commission's D- and E-block auctions. In conjunction with joint ventures Western Wireless provides VoiceStream PCS service in two additional markets, and owns licenses for another 20 markets. As a result, Western Wireless' combined cellular and PCS licenses, along with its joint ventures, cover 59 percent of the land in the continental United States.


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  WESTERN WIRELESS CORPORATION

                                  Dated:  July 23, 1998

                                  By /s/ Alan R. Bender
                                    -------------------------------
                                  Alan R. Bender
                                  Senior Vice President and
                                  General Counsel